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                                                                                                   Exhibit 99(a)

                                                    ONCOR ELECTRIC DELIVERY COMPANY
                                              CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                              (Unaudited)

                                                                                   Twelve Months Ended
                                                                                       March 31,2003
                                                                                  ----------------------
                                                                                   (millions of dollars)

         Operating revenues:
            Affiliated..................................................                $1,547
            Nonaffiliated ..............................................                   459
                                                                                        ------
                Total operating revenues................................                 2,006
                                                                                        ------

         Operating  expenses:
            Operation and maintenance...................................                   772
            Depreciation and amortization...............................                   269
            Income taxes................................................                    92
            Taxes, other than income....................................                   388
                                                                                        ------
                Total operating expenses................................                 1,521
                                                                                        ------

         Operating income ..............................................                   485

         Other income and deductions:
            Other income................................................                    10
            Other deductions............................................                     6
            Nonoperating income taxes...................................                    22

         Interest income-- affiliates...................................                    52

         Interest expense and other charges.............................                   284
                                                                                        ------

         Income before extraordinary loss...............................                   235

         Extraordinary loss, net of tax effect..........................                  (123)
                                                                                        -------

         Net income.....................................................                $  112
                                                                                        ======

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